UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2012

GT ADVANCED TECHNOLOGIES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-34133	03-0606749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

243 Daniel Webster Highway
Merrimack, New Hampshire 03054

(Address of Principal Executive Offices, including Zip Code)

(603) 883-5200

(Registrant’s Telephone Number, Including Area Code)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On various dates between June 15, 2012 and June 21, 2012, the GT Advanced Technologies Inc. (the “Company”), its U.S. operating subsidiary (the “U.S. Borrower”) and its Hong Kong subsidiary (the “Hong Kong Borrower”) requested and received approval for increases in the term loan for the U.S. Borrower in an aggregate amount equal to $65 million (the “Incremental Term Loans”) pursuant to that certain credit agreement (the “Credit Agreement”), by and among the Company, the U.S. Borrower, the Hong Kong Borrower, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, Swing Line Lender and L/C Issuer (“Bank of America”) that was entered into on January 31, 2012.

As a result of the Incremental Term Loans, the aggregate term loan under the Credit Agreement was increased from $75 million to $140 million, all of which was borrowed by the U.S. Borrower.

All of the material terms and conditions related to the Incremental Term Loans were identical to the terms and conditions that apply to the existing term loan issued on January 31, 2012 under the Credit Agreement, including the final maturity date of January 30, 2016 and the interest rate, which in each case is equal to, at the option of the U.S. Borrower, Bank of America’s prime rate plus a margin of 2.00% or LIBOR plus a margin of 3.00%.  The Incremental Term Facility amortizes at the same times, and in proportional amounts, as the existing term facility, commencing with the first amortization payment under both term facilities being made in June 2012.

The Incremental Term Loans were entered into pursuant to a Joinder to the Credit Agreement and two Supplements to such Joinder between the Company, the U.S. Borrower, the Hong Kong Borrower, the lenders party thereto and Bank of America, as administrative agent.  Such Joinder and such Supplements were dated as of June 15, 2012, June 18, 2012 and June 21, 2012 (collectively, the “Joinders”).

The foregoing descriptions of the Incremental Term Loans are not meant to be exhaustive and are qualified in their entirety by the Credit Agreement (previously filed on a Current Report on Form 8-K on February 3, 2012) and the Joinders themselves, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 and are incorporated herein by reference.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01                                             Financial Statements and Exhibits.

(d)  Exhibits

Number	Title

10.1	Joinder to the Credit Agreement by and between the Company, the U.S. Borrower, the Hong Kong Borrower, the lenders party thereto and Bank of America, as administrative agent, dated as of June 15, 2012

10.2

Incremental Joinder Supplement No. 1 by and between the Company, the U.S. Borrower, the Hong Kong Borrower, the lenders party thereto and Bank of America, as administrative agent, dated as of June 18, 2012

10.3

Incremental Joinder Supplement No. 2 by and between the Company, the U.S. Borrower, the Hong Kong Borrower, the lenders party thereto and Bank of America, as administrative agent, dated as of June 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GT ADVANCED TECHNOLOGIES INC.

/s/ HOIL KIM
Date: June 21, 2012	Hoil Kim
Vice President, Chief Administrative Officer
and General Counsel